UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 31, 2003

PRANDIUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-14051	33-0197361
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Alton Parkway Irvine, California	92606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 863-8500

Not applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.

On October 31, 2003, Prandium, Inc. (the “Registrant”) filed a Form 15 with the Securities and Exchange Commission to deregister the Registrant’s common stock from the provisions of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Effective upon the filing of the Form 15 with the Commission, the Registrant will no longer file current or periodic reports under the Exchange Act with the Commission. A registrant may choose to deregister under the Exchange Act if, at any time, such registrant has less than 300 stockholders of record. The Registrant currently has approximately 264 stockholders of record.

The Registrant’s common stock is currently quoted on both the Over The Counter Electronic Bulletin Board (the “OTC”) and Pink Sheets’ Electronic Quotation Service (“Pink Sheets”). As a result of the Registrant’s deregistration under the Exchange Act, the Registrant anticipates that its common stock will no longer be quoted on the OTC. However, the common stock may continue to be publicly traded and quoted in the Pink Sheets, although there is no assurance that such trading will continue.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRANDIUM, INC.

October 31, 2003	/s/ HUGH G. HILTON
Hugh G. Hilton Chief Executive Officer